UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF WISCONSIN
MILWAUKEE DIVISION

JESSE KENT, Individually and on Behalf of All Others Similarly Situated, and Derivatively on Behalf of ROADRUNNER TRANSPORTATION SYSTEMS, INC., Plaintiff, vs. CURTIS W. STOELTING, et al., Defendants, – and – ROADRUNNER TRANSPORTATION SYSTEMS, INC., a Delaware corporation, Nominal Defendant.	Civil No. 2:17-cv-00893-PP **(Consolidated)** DERIVATIVE ACTION

STIPULATION OF SETTLEMENT

1543002_1

This Stipulation of Settlement, dated March 27, 2019 ("Stipulation" or "Settlement"), is made and entered into by and among the following parties, and by and through their respective counsel: (i) Plaintiffs Chester County Employees Retirement Fund and Jesse Kent (on behalf of themselves and derivatively on behalf of Roadrunner Transportation Systems, Inc.); (ii) defendants Curtis W. Stoelting, Judith A. Vijums, Scott D. Rued, Mark A. DiBlasi, James D. Staley, Christopher L. Doerr, John G. Kennedy, III, Brian C. Murray, William S. Urkiel, Michael P. Ward, Ivor J. Evans, Chad M. Utrup, Scott L. Dobak, Ralph W. Kittle III, Peter R. Armbruster, Brian J. van Helden, Bret Naggs, and Mark Wogsland (the "Settling Defendants"); and (iii) Nominal Party Roadrunner Transportation Systems, Inc. The Stipulation is intended by the Settling Parties (as defined below in ¶1.24) to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below in ¶1.17) upon Court approval and subject to the terms and conditions hereof.

I. BRIEF OVERVIEW OF THE ACTIONS

A. Commencement and Consolidation of the Federal Derivative Actions

On June 28, 2017, Plaintiff Jesse Kent filed a Verified Stockholder Class Action and Derivative Complaint alleging violation of §14(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), breach of fiduciary duty, waste of corporate assets, and unjust enrichment and seeking declaratory relief in the United States District Court for the Eastern District of Wisconsin under the caption *Jesse Kent v. Stoelting, et al.*, Case No. 2:17-cv-00893-PP (the "*Kent Action*").

On September 29, 2017, defendants Stoelting, Vijums, Rued, DiBlasi, Staley, Doerr, Ward, Armbruster, van Helden, Evans, Utrup, Dobak, and Kittle filed a Joint Motion to Dismiss the complaint in the *Kent Action* (the "Motion") pursuant to Rules 23.1 and 12(b)(6) of the Federal Rules of Civil Procedure. *See* ECF No. 13. The same day, defendants Kennedy, Murray, and Urkiel

filed a separate Motion to Dismiss, incorporating the arguments made in the Motion. ECF No. 11. Plaintiff Kent filed an opposition to the Motions to Dismiss on November 17, 2017. ECF No. 18.

On December 22, 2017, Plaintiff Chester County Employees Retirement Fund filed a Verified Shareholder Derivative Complaint alleging violation of §14(a) of the Exchange Act, breach of fiduciary duty, waste of corporate assets and unjust enrichment in the United States District Court for the Eastern District of Wisconsin under the caption *Chester County Employees Retirement Fund v. Stoelting, et al.*, Case No. 2:17-cv-01788-NJ (the "*Chester County Action*").

The parties to the *Kent* and *Chester County Actions* conferred to organize and streamline the prosecution of the claims asserted on behalf of Roadrunner. Accordingly, on February 23, 2018, the parties filed an Amended Stipulation agreeing to, among other things, consolidate the *Kent* and *Chester County Actions*. ECF No. 22. The Court issued an Order dated March 21, 2018, consolidating the *Kent* and *Chester County Actions* (the "Consolidated Action"). *See* ECF No. 27.

On March 28, 2018, the Consolidated Action Plaintiffs filed a Verified Consolidated Shareholder Derivative Complaint ("Consolidated Complaint") alleging violation of §14(a) of the Exchange Act, breach of fiduciary duty, waste of corporate assets, and unjust enrichment. *See* ECF No. 29. The Consolidated Complaint alleges that, from May 2011 through November 2016, defendants caused the Company to violate federal securities laws by disseminating materially false and misleading information concerning Roadrunner's quarterly and annual financial statements in press releases and in each of the Company's filings with the United States Securities and Exchange Commission (the "SEC"). *Id.*, ¶¶2-19; 54-164. According to the Consolidated Complaint, defendants' false and misleading statements regarding the Company's true financial condition were revealed on January 30, 2017, when Roadrunner announced "accounting discrepancies" were discovered at two of its acquired companies and that the Company would restate its financial reports. *Id.*, ¶8. The Company disclosed the restatement in its Amended Form 10-K filed after the market

closed on January 30, 2018, and in a press release issued before the market opened on January 31, 2018. Roadrunner's restatement disclosed that the Company's net income had been overstated by more than $66.5 million. *Id.*, ¶¶2, 97.

In addition, the Consolidated Complaint alleges that during the relevant period, while Roadrunner stock was artificially inflated due to defendants' breaches of fiduciary duties, certain defendants sold Roadrunner shares for over $184 million. *Id.*, ¶¶188-189. The Consolidated Complaint also alleges that defendants violated §14(a), and Rule 14a-9, promulgated thereunder, of the Exchange Act. *Id.*, ¶¶218-222.

Finally, the Consolidated Complaint alleges that a pre-suit demand upon the Board of Directors of Roadrunner (the "Board") is unnecessary because a majority of the directors face a substantial likelihood of liability for knowingly causing the Company to seek profits in violation of the law as described above. ¶¶197-217.

B. Settlement Negotiations

Shortly after filing the Consolidated Complaint, the parties agreed to participate in mediation in an effort to settle the Consolidated Action and related State Derivative Action (as defined in ¶1.25 below)(collectively, the "Derivative Actions" as defined in ¶1.6 below), as well as a putative class action for securities fraud captioned, *In re Roadrunner Transportation Systems, Inc. Securities Litigation*, No. 2:17-cv-00144-PP (E.D. Wis.) (the "Federal Class Action" as defined in ¶1.9 below, and collectively with the Derivative Actions, the "Actions"). On May 7, 2018, the parties participated in a full-day mediation before the Honorable Layn R. Phillips (Ret.) in Newport Beach, California. The mediation involved the parties' extended effort to settle the claims through extensive negotiations and consultation with experienced legal counsel who were fully competent to assess the strengths and weaknesses of their respective clients' claims or defenses. Prior to this mediation, the parties explored in detail with Judge Phillips the strengths and weaknesses of their respective claims

and defenses. Throughout the mediation process, the parties also challenged each other's positions regarding the strengths and weaknesses of their respective claims and defenses before Judge Phillips. While the parties were unable to resolve the Actions during the May 7, 2018 mediation session, settlement talks continued.

From May through October 2018, the parties engaged in numerous telephone calls and correspondence regarding settlement issues but were still unable to resolve the Actions. In a continuing effort to negotiate in good faith, the parties engaged in a second full-day mediation with Judge Phillips on October 22, 2018. The parties were again unable to resolve the Actions but agreed to continue settlement discussions.

Following lengthy, arm's-length negotiations through Judge Phillips, on November 2, 2018, the parties reached an agreement-in-principle to settle the Actions. On November 7, 2018, the parties filed a Joint Motion to Stay Action Pending Finalization of Settlement. ECF No. 56. On November 7, 2018, this Court granted the parties' Joint Motion to Stay pending finalization of the Settlement and ordered the Consolidated Action administratively closed pending the filing of dismissal documents. ECF No. 57.

II. CLAIMS OF PLAINTIFFS AND BENEFITS OF SETTLEMENT

Plaintiffs and Plaintiffs' Counsel believe that the claims asserted in the Consolidated Action have merit. However, Plaintiffs and Plaintiffs' Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Consolidated Action against the Settling Defendants through trial and potential appeals. Plaintiffs and Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex litigation such as the Consolidated Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs' Counsel also are mindful of the inherent problems proving, and possible defenses to, the claims asserted in the Consolidated Action. Based on their evaluation, Plaintiffs and

Plaintiffs' Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of Roadrunner and its stockholders.

III. THE SETTLING DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants have denied and continue to deny each and every one of the claims alleged by the Plaintiffs in the Consolidated Action. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Consolidated Action. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Roadrunner or its stockholders, that they violated federal securities laws, that they wasted corporate assets, that they were unjustly enriched or that Plaintiffs, Roadrunner, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Consolidated Action or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Roadrunner and its stockholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty and risks inherent in any litigation, especially in complex litigation like the Consolidated Action, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens and uncertainties associated with continued litigation of the claims asserted in the Actions, (b) finally put to rest those claims and the underlying matters, and (c) confer substantial benefits upon them, including avoiding further disruption of their businesses and lives due to the pendency and defense of the Consolidated Action. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Consolidated Action, and all the Settling Parties' disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.

Pursuant to the terms set forth below, this Stipulation (including all the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

IV. BOARD APPROVAL OF THE SETTLEMENT

The Non-Defendant Members of Roadrunner's Board of Directors, assisted by independent counsel, reviewed the terms of this Consolidated Action Settlement and, exercising his business judgment and mindful of his duties to Roadrunner and its stockholders, recommended that the full Board approve the Settlement. Then, by written consent effective as of March 21, 2019, the full Board approved the Settlement. The full Board further resolved that the Company's Senior Executives were authorized and directed, in the name and on behalf of the Company, to negotiate, execute, and deliver, or cause to be executed and delivered, any and all documents, agreements, certificates and instruments that may be necessary to or in furtherance of a settlement or final resolution of the Consolidated Action within the settlement parameters presented to the Board.

V. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiffs (for themselves and derivatively on behalf of Roadrunner), by and through their respective attorneys of record, and the Settling Defendants and Roadrunner, by and through their respective attorneys of record, that in exchange for the consideration set forth below, the Consolidated Action and Released Claims shall be fully, finally and forever compromised, settled, discharged, relinquished and released, and the Consolidated Action shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the terms and conditions of this Stipulation, as follows:

1. Definitions

As used in this Stipulation the following terms have the meanings specified below:

1.1 "Approval Date" means the date on which the Court enters the Judgment.

1.2 "Cash" means the cash payment of six million nine hundred thousand dollars ($6,900,000) to Roadrunner, to be used in the resolution of the Federal Class Action.

1.3 "Consolidated Action" means the consolidated proceedings entitled *Jesse Kent v. Curtis W. Stoelting, et al.*, Civil No. 2:17-cv-00893-PP, pending in the United States District Court for the Eastern District of Wisconsin.

1.4 "Court" means the United States District Court for the Eastern District of Wisconsin.

1.5 "Defendants' Counsel" means any counsel that has appeared of record or rendered legal services to any of the Settling Defendants in connection with any of the Actions.

1.6 "Derivative Actions" means, collectively, the Consolidated Action and State Derivative Action.

1.7 "District Court Approval Order" means the Order Approving Derivative Settlement and Order of Dismissal with Prejudice, substantially in the form attached as Exhibit B hereto.

1.8 "Effective Date" means the first date by which all the events and conditions specified in ¶7.1 of this Stipulation have been met and have occurred.

1.9 "Federal Class Action" means the related securities class action captioned *In re Roadrunner Transportation Systems, Inc. Securities Litigation*, No. 2:17-cv-00144-PP, pending in the United States District Court for the Eastern District of Wisconsin.

1.10 "Final," with respect to the Judgment, means the time when the Judgment has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Actions; or (2) an appeal has been filed and the court(s) of appeal has/have either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review

has passed and the appellate court mandate(s) has/have issued; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeal's decision affirming the Judgment or dismissing the appeal. However, any appeal or proceeding seeking subsequent review pertaining solely to an order issued with respect to attorneys' fees or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.11 "Insurance Providers" shall mean Illinois National Insurance Company, ACE American Insurance Company, and XL Kaitlin, their parents, affiliates, successors, and assigns.

1.12 "Judgment" means a judgment, substantially in the form and substance attached as Exhibit C hereto, entered by the Court in the Consolidated Action upon its final approval of the Settlement.

1.13 "Person" or "Persons" means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.

1.14 "Plaintiffs" means, collectively, Chester County Employees Retirement System and Jesse Kent.

1.15 "Plaintiffs' Counsel" means any counsel that has appeared of record or rendered legal services to any of the Plaintiffs in connection with any of the Derivative Actions.

1.16 "Related Parties" means: (i) as to Roadrunner, each and every one of Roadrunner's past or present directors, officers, managers, employees, partners, agents, representatives, attorneys (including Roadrunner's Counsel), accountants, advisors, administrators, auditors, banks, Insurance Providers, co-insurers, re-insurers, fiduciaries, consultants, experts, successors, subsidiaries, predecessors, affiliates, divisions, joint ventures, assigns, assignees, general or limited partners or

partnerships, limited liability companies, any entity in which Roadrunner has a controlling interest, and all officers, directors and employees of Roadrunner's current and former subsidiaries, and (ii) as to the Settling Defendants, for each of them (1) each spouse, immediate family member, heir, executor, estate, beneficiary, administrator, agent, attorney (including Defendants' Counsel), accountant, auditor, bank, insurer, co-insurer, re-insurer, advisor, consultant, expert, or affiliate of any of them, (2) any trust in respect of which any Settling Defendant, or any spouse or family member thereof serves as a settlor, beneficiary or trustee, and (3) any entity in which a Settling Defendant, or any spouse or immediate family member thereof, holds a controlling interest or for which a Settling Defendant has served as an employee, director, officer, managing director, advisor, general partner, limited partner, or member and any collective investment vehicle which is advised or managed by any of them.

1.17 "Released Claims" means all claims, demands, rights, liabilities and claims for relief of every nature and description whatsoever, known or Unknown (as set forth in ¶1.27), whether arising under federal, state, common or foreign law brought by Plaintiffs, Roadrunner, or any Roadrunner stockholder derivatively on behalf of Roadrunner, (i) that were asserted in any of the complaints in the Actions, or (ii) that could have been asserted in the Actions by Plaintiffs, Roadrunner, or any Roadrunner stockholder derivatively on behalf of Roadrunner against the Settling Defendants in any forum that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions, or circumstances set forth, or referred to in the complaints in the Actions.

1.18 "Released Persons" means the Settling Defendants, Roadrunner and their respective Related Parties.

1.19 "Roadrunner" or the "Company" means Roadrunner Transportation Systems, Inc., including, but not limited to, its predecessors, successors, partners, joint venture partners, subsidiaries, affiliates, divisions, and assigns.

1.20 "Roadrunner's Counsel" means any counsel that has appeared of record or rendered legal services to Roadrunner in connection with any of the Actions.

1.21 "Securities Holders" means any and all individuals or entities that hold or beneficially own, directly or indirectly, common stock of Roadrunner on or before the Approval Date.

1.22 "Settlement" means the terms and conditions contained in this Stipulation.

1.23 "Settling Defendants" means Curtis W. Stoelting, Judith A. Vijums, Scott D. Rued, Mark A. DiBlasi, James D. Staley, Christopher L. Doerr, John G. Kennedy, III, Brian C. Murray, William S. Urkiel, Michael P. Ward, Ivor J. Evans, Chad M. Utrup, Scott L. Dobak, Ralph W. Kittle III, Peter R. Armbruster, Brian J. van Helden, Bret Naggs, and Mark Wogsland, all of whom were named as defendants in the Consolidated Action, the State Derivative Action, or both Derivative Actions.

1.24 "Settling Parties" means, collectively, each of the Plaintiffs, the Settling Defendants and Roadrunner.

1.25 "State Derivative Action" refers to the following purported derivative matter filed in the Wisconsin state court alleging claims similar or identical to those made in the Consolidated Action and based upon the same or similar facts and circumstances alleged in the Consolidated Action: *Richard Flanagan v. Scott D. Rued, et al.*, Case No. 17-cv-004401 (Milwaukee County Circuit Court).

1.26 "Stipulation" means this Stipulation of Settlement dated March 27, 2019, and its Exhibits.

1.27 "Unknown Claims" means any and all Released Claims that any Plaintiff, Roadrunner or any Roadrunner stockholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with, and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs, Roadrunner, and its stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code §1542, which provides:

> **A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.**

Further, with respect to any and all claims released pursuant to ¶¶5.1 and 5.3 below, the Settling Parties stipulate and agree that, upon the Effective Date, each of the Released Persons shall expressly waive, and by operation of the Judgment shall have expressly waived, any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Plaintiffs, Roadrunner, and each Roadrunner stockholder may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Roadrunner stockholders

shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

2. Consideration

2.1 The settlement amount is $6,900,000.00, which amount is to be funded exclusively by Roadrunner's insurance carriers. In accordance with the terms of the Stipulation of Settlement in the Federal Class Action, the Cash (less the Fee and Expense Amount as defined in ¶6.1, below) will be paid into the escrow account established in connection with the settlement of the Federal Class Action within thirty (30) days of the later of the Approval Date in this Consolidated Action or the entry of the Final Approval Order in the Federal Class Action.

2.2 The Settling Defendants shall have no obligation to provide any portion of the Cash payment, which shall be paid solely by Roadrunner's Insurance Providers.

2.3 Plaintiffs and Roadrunner have negotiated over an extended period of time certain corporate governance policies related to, among other things, the Company's internal controls over accounting, incentive compensation and compliance with applicable laws, rules, and regulations regarding financial reporting. Roadrunner shall, based upon those negotiations and in connection with the prosecution and settlement of the Actions, within 30 days following final approval of the Settlement by the Court, adopt and keep in place for a period of at least seven (7) years the corporate governance policies in ¶3 below.

2.4 Roadrunner acknowledges and agrees that the Cash and corporate governance policies set forth in ¶¶2.1 and 3 confer substantial benefits upon Roadrunner and its stockholders. Roadrunner also acknowledges that the commencement, prosecution, and settlement of the Actions were material and substantial factors in the Company's decision to use the Cash for the resolution of the Federal Class Action and to adopt, implement, and maintain the corporate governance reforms set forth in ¶3 below.

3. Corporate Governance Policies

3.1 Within thirty (30) days after entry of the District Court Approval Order granting final approval of the Settlement by the Court, Roadrunner shall implement and maintain the governance changes described in ¶¶3.2 through 3.14 below (the "Corporate Governance Reforms"), provided that the obligation to maintain such Corporate Governance Reforms shall terminate as of the earliest to occur of:

(a) the seventh (7th) anniversary of the date of such District Court Approval Order;

(b) other than with respect to ¶¶3.2, 3.3, 3.5, 3.6, 3.9, 3.10, 3.13, 3.14, the first date upon which the Company either:

(i) becomes a "controlled company" as defined in §303A of the New York Stock Exchange Listed Company Manual, or

(ii) ceases to have a class of equity securities listed on a national securities exchange; or

(c) the first date on which the Company ceases to have a class of equity securities registered under §12 of the Exchange Act.

The Corporate Governance Reforms contemplated herein are intended to be prospective. Roadrunner acknowledges and agrees that Plaintiffs were a precipitating and material factor in the adoption and implementation of the valuable Corporate Governance Reforms set forth herein.

3.2 **Shareholder Meeting**. Defendants agree to cause Roadrunner to have a shareholder meeting by no later than December 31, 2018. The meeting was held on December 19, 2018.

3.3 **Roadrunner Board of Directors ("Board")**

(a) [INTENTIONALLY OMITTED]

(b) **Chief Compliance Officer**. The Board shall appoint a Chief Compliance Officer. The Chief Compliance Officer shall be responsible for promoting Roadrunner's compliance with applicable accounting rules and regulations related to the integration of acquired Companies and with Roadrunner's Code of Business Conduct and Ethics. The Chief Compliance Officer's duties shall include:

(i) The Chief Compliance Officer shall be responsible for overseeing development of a comprehensive legal compliance and ethics program designed to evaluate, to maintain and, when needed, to correct processes and procedures related to the integration and accounting for Companies acquired by Roadrunner and employees' compliance with the Code of Conduct. The Chief Compliance Officer, the Corporate Controller, and the Chief Audit Executive shall also be responsible for reviewing and suggesting improvements to Roadrunner's existing procedures for receipt, retention and consideration of reports or evidence of violations of applicable federal or state law, accounting rules and regulations, or the Code of Business Conduct and Ethics, in consultation with the Audit Committee.

(ii) The Chief Compliance Officer will chair the Ethics Committee, which will include the Senior Vice-President of Human Resources, the Chief Audit Executive (or such other officers who perform such functions), and the Chief Financial Officer. The Ethics Committee shall be responsible for internal investigations into violations of Roadrunner's policies or applicable laws. When a violation of federal or state law, applicable accounting rules or regulations related to financial reporting and/or the integration of acquired Companies, or the Code of Business Conduct and Ethics appears to have occurred, the Ethics Committee shall be responsible for determining whether an investigation is necessary.

(iii) If the Ethics Committee determines that an investigation is warranted, it shall notify the Audit Committee of that determination, initiate an investigation, and retain such assistance as the Ethics Committee deems necessary to conduct the investigation.

(iv) At the conclusion of any investigation the Ethics Committee (in consultation with the Audit Committee) shall:

1. determine whether a violation has occurred, is ongoing or is about to occur;

2. recommend (as the Ethics Committee determines to be necessary) that Roadrunner implement appropriate responses to any violation; and

3. inform the Audit Committee of the results of such investigation and any recommended remedial measures.

(v) In the event the Company is required to pay a fine, penalty or forfeiture as the result of a future government or regulatory action, the Ethics Committee may recommend to the Audit Committee that the Company initiate legal action to recoup all or part of such payment from the responsible employee. The Audit Committee shall decide whether to initiate such legal action.

(vi) The Chief Audit Executive shall make quarterly reports to the Audit Committee and annual reports to the full Board regarding the state of Roadrunner's internal controls and compliance policies, programs, and performance, including, but not limited to, Roadrunner's compliance with applicable accounting rules and regulations.

(vii) The Chief Compliance Officer shall be responsible for reviewing every situation in which a Roadrunner employee is adjudicated to have violated a U.S. federal or state criminal statute in connection with his/her employment by Roadrunner. Presumptively, any employee adjudicated to have violated a U.S. federal or state criminal statute in connection with

his/her employment by Roadrunner shall be terminated for cause and receive no severance payments in connection with the termination. If the Chief Compliance Officer determines that such termination is not warranted, he/she shall so recommend to the Audit Committee, which will act upon his/her recommendation in its discretion.

3.4 **Improvements to the Audit Committee**. The Board shall adopt an updated Charter of the Audit Committee that includes provisions, or shall otherwise provide that:

(a) The Audit Committee shall obtain input from management representatives as necessary to review the accuracy of public disclosures, including, with respect to: (i) accounting policies, including the recognition and calculation of any nonmonetary transactions; (ii) operations, enterprise risks, and compliance matters that may have a material impact on the Company's operational performance, financial health, balance of risk, stability, and liquidity; and (iii) any other material matters required to be disclosed under state and federal securities laws and regulations;

(b) All Company employees shall be required to cooperate with Audit Committee investigations, including, but not limited to, producing all requested documents and participating in interviews. Any failure to cooperate shall be grounds for discipline by the Board, including, but not limited to, termination for cause, in the sole discretion of the Board. This applies to all Company employees, including, but not limited to, the CEO and CFO;

(c) In its oversight capacity, the Audit Committee shall have the responsibility to ensure that the Company (*i.e.*, management) implements and maintains internal controls over accounting and financial reporting and reporting systems and procedures designed to identify instances of fraud and to ensure the integrity, accuracy, completeness, and timeliness of the Company's financial statements and related public filings and disclosures;

(d) The Audit Committee shall receive quarterly reports from the Company's Chief Audit Executive in order to assist the Audit Committee with its oversight responsibilities,

including monitoring the Company's compliance with public reporting requirements as well as internal risk assessment and internal reporting, and its oversight of the Company's compliance with applicable laws and regulations, including those relating to public disclosures about the Company's business affairs, financial reporting and risk exposure;

(e) The Audit Committee shall receive annually a report listing all trades in Roadrunner securities engaged in by §16 officers during the preceding calendar year;

(f) At least annually, the Committee shall: (i) evaluate the qualifications, performance and independence of the Company's independent auditors, including an evaluation of the lead audit partner; (ii) assure the regular rotation of the lead audit partner at the Company's independent auditors; and (iii) consider regular rotation of the accounting firm serving as the Company's independent auditors. The Audit Committee shall actively engage in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors and should take, or recommend that the Board take, appropriate action to oversee the independence of the auditor;

(g) The Audit Committee shall also report to the Compensation Committee on an annual basis regarding the CEO's and CFO's contribution to Roadrunner's culture of ethics and compliance and their effectiveness and dedication to ensuring the Company's compliance with applicable laws, rules, and regulations; and

(h) The Company shall post the amended Charter of the Audit Committee on its website.

3.5 **Majority Voting**. The Board shall adopt a majority voting policy, by amending the Charter or Bylaws to make the legal standard for director election a majority of shares voted. Following this, the Board shall strengthen its policy regarding director election standards to provide for enhanced stockholder rights to be triggered if the Board refuses to accept the resignation of a

director from whom holders of a majority of shares have withheld support. The Bylaws shall be amended to provide that following such a refusal by the Board, the holders of 5% of outstanding shares shall have the power to call a special meeting.

3.6 **Annual Elections**. The Board shall include, and shall submit to the stockholders of the Company for approval (along with a recommendation that the stockholders approve), an amendment to the Company's Charter which requires that all directors shall be elected annually, *i.e.*, that the Board shall be declassified.

3.7 **Appointment of Lead Independent Director**. If the position of CEO and Chairman are held by the same person, then the Board shall designate one of the independent directors as the "Lead Director."

3.8 **Lead Director Duties**. In addition to the duties of all Board members, the "Lead Director" shall be responsible for the following functions:

(a) Seeking input from all directors as to the preparation of the agendas for Roadrunner Board and committee meetings.

(b) Advising the Board as to the quality, quantity and timeliness of the flow of information from Roadrunner's management that is necessary for the directors to effectively and responsibly perform their duties.

(c) Developing the agenda for, and moderate executive sessions of, the Board and act as principal liaison between the Board and management on sensitive issues.

(d) Evaluating, along with the members of the Compensation Committee, the CEO's performance and meeting with the CEO to discuss such evaluation.

3.9 **Compensation Committee Members**. The Board shall amend the Compensation Committee's Charter to require that the Compensation Committee be comprised solely of independent directors.

3.10 **Director Compensation**. The Board shall adopt a policy providing for the following types and restrictions on director's compensation:

(a) At least one-half of directors' annual fees shall be paid in stock, provided that this amount may be reduced by any restricted stock awards granted to a director. In addition, directors shall be required to maintain ownership of common stock or stock equivalents in the company equal to three (3) times the value of the individual's annual base salary if a company executive or two (2) times the value of the director's annual fees if a non-executive director; provided that, for the avoidance of doubt, any non-executive director who does not receive annual fees shall not be subject to such stock ownership requirements. Such shares may consist of shares owned by the director at the time he or she is elected to the Board, or of shares issued by Roadrunner under any equity stock plan generally applicable to the Board after the individual is elected to the Board. Shares of Roadrunner common stock held by a director and/or his or her spouse shall count toward meeting this stock ownership requirement. All directors serving on the Board as of the date the Court approves the settlement shall have two (2) years from such date to satisfy the foregoing stock ownership requirements. Each director appointed subsequent to Court approval of the settlement shall have three (3) years from such director's date of appointment to satisfy the foregoing stock ownership requirements. No director shall be required to comply with this stock ownership requirement if doing so would cause an undue financial hardship to such director.

(b) Aside from meeting-related expenses such as airfare, hotel accommodations and modest travel/accident insurance, non-executive directors shall receive no other perquisites. Health, life and other forms of insurance, financial planning, automotive allowances and similar perquisites shall not be provided as benefits to non-executive directors.

(c) Non-executive directors shall not be eligible to receive any change-in-control payments or severance arrangements of any kind.

3.11 **Director Education**. Each member of the Board shall attend a National Association of Corporate Directors Certified Program or similar program(s) within one year after Court approval of the settlement and every three years thereafter. Newly elected Board members must attend a program within one year of joining the Board.

3.12 **Shareholder Participation**

A. Attendance at Annual Meetings of Stockholders

1. Absent extraordinary circumstances, each member of the Board shall attend each annual stockholders' meeting in person, and at such meeting stockholders shall have the right to ask questions, both orally and in writing, and receive answers from and engage in discussion with the CEO and members of the Board.

3.13 **Compensation Reforms**

A. Claw-back in the Event of a Restatement

1. Until the SEC promulgates a rule pursuant to §954 of the Dodd-Frank Act that applies to the Company, at which time the Company will modify its claw-back policy to comply with the rule, the Company will agree to modify its current claw-back policy as follows:

2. Roadrunner shall modify its employment agreements with its current Chief Executive Officer and its current Chief Financial Officer to provide that the Company shall, within two years following payment of any bonus or other incentive compensation, require reimbursement of all, or a portion of, such compensation paid to each such executive in the event all the following factors are present:

> (a) The compensation was predicated upon the achievement of certain financial results that were subsequently the subject of a material and adverse restatement of earnings; and
>
> (b) The executive would have received lower incentive compensation based on the restated financial results.

In the event of a material and adverse restatement, the Board shall conduct a good faith, independent and reasonable investigation of the cause of the restatement. Absent extraordinary circumstances, the Board shall make every effort to recoup the excess incentive compensation paid to the CEO and CFO in the event of a material adverse restatement that was a result of information available to the CEO and CFO in the restatement period. However, based on the results of such investigation, the Board may determine that it is not in Roadrunner's best interests to recoup all, or part of, the excessive incentive compensation paid to the Company's CEO and CFO. Under such circumstances, the Board shall provide justification for the decision not to recoup the excess incentive compensation in its quarterly or annual financial results filed with the United States Securities and Exchange Commission. The Board shall not hire and/or shall terminate any executives or executive candidates who do not agree to such contractual terms.

B. Insider Trading Controls

1. The Board shall appoint a management level committee consisting of Roadrunner's CFO and General Counsel, which committee shall be responsible for ensuring compliance with Roadrunner's insider stock trading policy ("Trading Compliance Policy"). The committee will be designated the "Trading Compliance Committee," and shall be responsible for developing (with Board involvement), presenting to the Board for approval, and monitoring and updating (with Board involvement and approval) a comprehensive program designed to ensure compliance with Roadrunner's Trading Compliance Policy.

2. The Board shall be responsible for direct oversight of the Trading Compliance Committee and the members of the Board will have direct access to the Trading Compliance Committee, including the opportunity to meet with the Trading Compliance Committee outside the presence of any other members of management. At least once a year, the non-executive members of the Board shall receive a report from the Trading Compliance Committee.

3. Roadrunner shall not buy back stock from any §16 officer or any director in the open market or otherwise, except in connection with (X) any acquisition or similar transaction approved by the Board or (Y) the payment of taxes relating to the vesting of restricted stock or (Z) other substantial hardship to the officer or director.

3.14 **Confidential Whistleblower Program**

1. The Board shall require management to adopt written policies protecting whistleblowers, and include such policy on the Company's website. The Company's Whistleblower Policy shall:

(a) encourage interested parties to bring forward ethical and legal violations and/or a reasonable belief that ethical and legal violations have occurred to the Audit Committee, the Chief Compliance Officer, the Chief Audit Executive, or the Ethics Committee, so that action may be taken to resolve the problem. These complaints shall be reviewed by the Audit Committee. Any material complaints the Audit Committee determines that it should take action to resolve shall be reported to the full Board on an annual basis; and

(b) state that Roadrunner – with the endorsement of the Board and the most senior management of the Company – is serious about adherence to its codes of conduct and that whistle blowing is an important tool in achieving this goal.

2. The Whistleblower Policy must address each of the following:

(a) executives may be subject to criminal penalties, including imprisonment, for retaliation against whistleblowers;

(b) whistleblower complaints may be directed to the Audit Committee, the Chief Compliance Officer, the Chief Audit Executive, or the Ethics Committee, and the complaints will be handled by these parties anonymously and in confidence;

(c) if a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Program just as if he or she directed the complaint to the Audit Committee, the Chief Compliance Officer, the Chief Audit Executive, or the Ethics Committee;

(d) if an employee is subject to an adverse employment decision as a result of whistle blowing, the employee must file a complaint with the Department of Labor within 90 days of the alleged violation (a failure to report such claims within the 90 day window does not foreclose any other available legal remedy);

(e) in the performance review process, employees may be rewarded for top performance and satisfying the stated values, business standards, and ethical standards of the Company; and

(f) it is both illegal and against Roadrunner's policy to discharge, demote, suspend, threaten, intimidate, harass or in any manner discriminate against whistleblowers.

3. The Whistleblower Policy shall reward successful whistleblowers. Towards that end, the minimum award to a whistleblower uncovering corruption, fraud and/or similar unlawful activities at Roadrunner shall be $5,000.

4. The Company shall provide a Whistleblower Telephone Hotline to assist on matters pertaining to corruption, fraud or similar unlawful activities at Roadrunner, with alternative reporting mechanisms including suggestion boxes or email address.

5. The Company shall remind employees of whistleblower options and whistleblower protections semi-annually in employee communications and on the Company's intranet.

4. Settlement Procedures

4.1 After execution of this Stipulation, the Plaintiffs shall submit the Stipulation together with its Exhibits to the Court and shall move for entry of an order substantially in the form of

Exhibit A hereto (the "Preliminary Approval Order"), requesting, among other things, the preliminary approval of the Settlement set forth in the Stipulation, and approval for the filing and publication of the Settlement Notice, substantially in the forms attached hereto as Exhibits A-1 ("Long-Form Notice") and A-2 ("Short-Form Notice"; the Long-Form Notice and Short-Form Notice collectively, the "Settlement Notice"), which shall include the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing as described below.

4.2 Within five (5) business days following the Court's entry of the Preliminary Approval Order, Roadrunner shall cause the Stipulation and Long-Form Notice to be filed with the SEC via a Form 8-K or other appropriate filing, and publish the Short-Form Notice one time in *The Wall Street Journal*. The SEC filing will be accessible via a link on the "Investor Relations" page of http://www.rrts.com/investors, the address of which shall be contained in the Settlement Notice.

4.3 Plaintiffs will also request that no less than seventy-five (75) days from entry of the Preliminary Approval Order, the Court hold a hearing in the Consolidated Action (the "Settlement Hearing") to consider and determine whether the District Court Approval Order and the Judgment, substantially in the forms of Exhibits B and C hereto, should be entered: (a) approving the terms of the Settlement as fair, reasonable and adequate; and (b) dismissing with prejudice the Consolidated Action against the Settling Defendants.

4.4 Pending the Effective Date, all proceedings and discovery in the Consolidated Action shall be stayed except as otherwise provided herein, except as may be necessary to enforce or effectuate this Settlement. The Settling Parties shall not file or prosecute any other actions or proceedings relating to the Settlement. To the extent necessary, the Settling Parties will take all reasonable steps to maintain the stay of proceedings in the State Derivative Action as well.

5. Releases

5.1 Upon entry of the District Court Approval Order and Judgment, Plaintiffs (acting on their own behalf and derivatively on behalf of Roadrunner and its stockholders), Roadrunner, and all other Securities Holders (acting on their own behalf and derivatively on behalf of Roadrunner), for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived and discharged and dismissed with prejudice each and every one of the Released Claims against the Released Persons. For the avoidance of doubt, this release covers all claims in the State Derivative Action.

5.2 Upon entry of the District Court Approval Order and Judgment, Plaintiffs (acting on their own behalf and derivatively on behalf of Roadrunner and its stockholders), Roadrunner and any Person acting on behalf of Roadrunner, and all other Securities Holders, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation. For the avoidance of doubt, the permanent injunction described in this paragraph shall preclude the plaintiff in the State Derivative Action from any further prosecution of that action.

5.3 Upon entry of the District Court Approval Order and Judgment, each of the Released Persons, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived and discharged each and all of the Plaintiffs and Plaintiffs' Counsel and all current Roadrunner stockholders (solely in their capacity as Roadrunner stockholders) from all claims (including

Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Consolidated Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.4 Nothing in this Stipulation should be construed to limit Roadrunner's pre-existing indemnification and advancement obligations or any Person's right to enforce, or defend against, a claim for such indemnification and advancement.

6. Plaintiffs' Counsel's Separately Negotiated Attorneys' Fees and Expenses

6.1 After negotiating the principal terms of the Settlement, Plaintiffs' counsel in the Consolidated Action and Roadrunner, acting by and through its counsel, with the assistance of the Honorable Layn R. Phillips (Ret.), separately negotiated the attorneys' fees and expenses the Company would pay to Plaintiffs' Counsel based on the substantial benefits conferred upon Roadrunner by the Settlement. In light of the substantial benefits conferred by Plaintiffs' Counsel's efforts, Roadrunner, acting by and through its Board of Directors, has agreed to pay $2,100,000 in attorneys' fees and expenses, subject to Court approval (the "Fee and Expense Amount").

6.2 The Insurance Providers shall pay the separately negotiated Fee and Expense Amount to Robbins Geller Rudman & Dowd LLP, as receiving agent for Plaintiffs' Counsel, within ten (10) business days after the later of (i) the entry of the order finally approving the Settlement and entry of the Judgment in the Consolidated Action, or (ii) the entry of the order finally approving the settlement of the Federal Class Action and the entry of the judgment in that action notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Plaintiffs' Counsel's several obligation to make appropriate refunds or repayments if, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, approval of the Settlement is denied or

overturned. Neither Roadrunner nor any other Released Persons shall have any obligations with respect to Plaintiffs' Counsel's fees and/or expenses beyond the Fee and Expense Amount.

7. Conditions of Settlement; Effect of Disapproval, Cancellation or Termination

7.1 The Effective Date shall be conditioned on the occurrence of all the following events:

(a) the Roadrunner Board of Directors' approval of the Settlement and each of its terms, including the separately negotiated Fee and Expense Amount;

(b) in accordance with ¶2.1, $6,900,000 (minus the Fee and Expense Amount) has been transferred to the escrow account established pursuant to the Federal Class Action settlement for payment in the Federal Class Action;

(c) the Court has entered the District Court Approval Order, substantially in the form of Exhibit B attached hereto; and the Court has entered the Judgment, substantially in the form of Exhibit C attached hereto;

(d) the Judgment has become Final; and

(e) the settlement in the Federal Class Action is finally approved and a final judgment is entered therein and either the time within which to file an appeal has expired or the final judgment is affirmed on appeal and no further opportunity for rehearing, reconsideration, or review of that affirmance exists.

7.2 If any of the conditions specified in ¶7.1 are not met, then the Stipulation shall be canceled and terminated subject to the provisions of ¶7.4, unless counsel for the Settling Parties mutually agree in writing to proceed with an alternative or modified Stipulation and submit it for Court approval. In addition, the Settling Defendants shall have the right to terminate this Settlement at any time if the State Derivative Action is not dismissed with prejudice following entry of the District Court Approval Order and Judgment in this Consolidated Action. Should the Settling

Defendants implement this clause to terminate this Settlement, they shall also terminate the Federal Class Action settlement.

7.3 The Settling Parties shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so ("Termination Notice") to the other parties to this Stipulation within thirty (30) days of: (a) the Court's final refusal to enter the District Court Approval Order in any material respect; (b) the Court's final refusal to enter the Judgment in any material respect as to the Settlement; or (c) the date upon which the Judgment is modified or reversed in any material respect by the United States Court of Appeals for the Seventh Circuit or the Supreme Court of the United States. The provisions of ¶7.4 below shall apply to any termination under this paragraph. However, any decision or proceeding, whether in this Court or any appellate court, with respect to an application for attorneys' fees or payment of litigation expenses shall not affect the finality of any Judgment and shall not be grounds for termination of the Settlement.

7.4 If for any reason this Stipulation is terminated, or is cancelled, or otherwise fails to become effective for any reason:

(a) The Settling Parties, Released Persons and Related Parties shall be restored to their respective positions that existed immediately prior to the date of execution of this Stipulation;

(i) All negotiations, proceedings, documents prepared and statements made in connection with this Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in any subsequent proceeding in the Actions or in any other action or proceeding; and

(ii) The terms and provisions of the Stipulation, with the exception of Plaintiffs' Counsel's several obligation to make appropriate refunds or repayments of any Fee and Expense Amount as contemplated by the provisions of ¶6.2, shall have no further force and effect

with respect to the Settling Parties and shall not be used in the Actions or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, *nunc pro tunc*.

7.5 No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of attorneys' fees, expenses and interest awarded by the Court to Plaintiffs' Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment or Alternate Judgment, if applicable, from becoming Final.

8. Miscellaneous Provisions

8.1 The Settling Parties: (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2 The Consolidated Action Plaintiffs agree to use their best efforts, acting in good faith, to resolve as part of this Settlement the pending, related State Derivative Action. Should the Consolidated Action Plaintiffs be unable to resolve the State Derivative Action despite their best efforts, the Consolidated Action Plaintiffs agree to cooperate with the Company to seek the dismissal of the State Derivative Action and any other related derivative actions.

8.3 The Settling Parties intend for this Settlement to be a final and complete resolution of all disputes between Plaintiffs and Roadrunner and its stockholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon, or related to, the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation or defense. The District Court Approval Order shall contain a finding that during the course of the litigation, the parties and

their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar laws relating to the institution, prosecution, defense or settlement of the Actions. No party or Related Party shall assert any claims for violation of Rule 11 of the Rules of Civil Procedure or any similar laws or rules relating to the institution, prosecution, defense or settlement of the Actions. The Settling Parties agree that the Released Claims are being settled voluntarily after consultation with an experienced mediator and competent legal counsel who were fully competent to assess the strengths and weaknesses of their respective clients' claims and/or defenses.

8.4 Pending the Effective Date, the Settling Parties agree not to initiate any proceedings concerning the Released Claims other than those incident to the Settlement itself; provided, however, that Roadrunner and the Settling Defendants may seek to prevent, stay, or dismiss any other action or claims brought seeking to assert any Released Claims.

8.5 Neither the Stipulation nor the Settlement, including any Exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity of any Released Claims, or of any fault, wrongdoing or liability of the Released Persons or Roadrunner; or (b) is or may be deemed to be or may be used as a presumption, admission or evidence of, any liability, fault or omission of any of the Released Persons or Roadrunner in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the District Court Approval Order and/or the Judgment, in any action that may be brought against them in order to support a defense or counterclaim based on principles of *res judicata*, collateral estoppel, full faith and credit,

release, good faith settlement, standing, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

8.6 All designations and agreements made and orders entered during the course of the Actions relating to the confidentiality of documents or information shall survive this Settlement.

8.7 All Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.8 This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

8.9 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation and/or any of its Exhibits, other than the representations, warranties and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement or understanding pertaining to the Actions and no parole or other evidence may be offered to explain, construe, contradict or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

8.10 Except as otherwise expressly provided herein, all parties, including all Settling Defendants, their counsel, Roadrunner and its counsel, and Plaintiffs and Plaintiffs' Counsel, shall bear their own fees, costs, and expenses.

8.11 Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

8.12 Plaintiffs represent and warrant they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

8.13 Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

8.14 Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.

8.15 The Stipulation and Exhibits may be executed in one or more counterparts. A faxed or PDF signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts including facsimile and/or PDF counterparts shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

8.16 This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy and legal representatives.

8.17 Without affecting the finality of the Judgment, entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, the District Court Approval Order, and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the

Settlement embodied in the Stipulation, the District Court Approval Order, and the Judgment, and for matters arising out of, concerning or relating thereto.

8.18 This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Wisconsin, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of Wisconsin without giving effect to Wisconsin's choice-of-law principles.

8.19 The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

8.20 Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.

8.21 Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

DATED: March 28, 2019

ROBBINS GELLER RUDMAN
& DOWD LLP
ERIK W. LUEDEKE
BENNY C. GOODMAN III

BENNY C. GOODMAN III

655 West Broadway, Suite 1900
San Diego, CA 92101-8498
Telephone: 619/231-1058
619/231-7423 (fax)

ROBBINS ARROYO LLP
BRIAN J. ROBBINS
STEVEN J. ODDO
NICOLE R. BROWNING
600 B Street, Suite 1900
San Diego, CA 92101
Telephone: 619/525-3990
619/525-3991 (fax)

MALLERY & ZIMMERMAN, S.C.
K. SCOTT WAGNER
731 North Jackson Street, Suite 900
Milwaukee, WI 53202-4697
Telephone: 414/271-2424
414/271-8678 (fax)

Attorneys for Federal Derivative Action Plaintiffs

DATED: March ____, 2019

GREENBERG TRAURIG LLP
PAUL T. FOX

PAUL T. FOX Robert J. Horowitz

77 W. Wacker Drive, Suite 3100
Chicago, IL 60601
Telephone: 312/456-8420
312/899-0314 (fax)

GREENBERG TRAURIG LLP
ROBERT HOROWITZ
MetLife Building
200 Park Avenue
New York, NY 10166
Telephone: 212/801-2194
212/224-6114 (fax)

Attorneys for Defendants Roadrunner Transportation Systems, Inc., Stoelting, Staley, Doerr, Ward, Van Helden, Evans, Utrup, Dobak, and Kittle

DATED: March 28, 2019

WILMER CUTLER PICKERING HALE AND DORR LLP
MICHAEL G. BONGIORNO
TIMOTHY J. PERLA

Timothy J. Perla

~~MICHAEL G. BONGIORNO~~
Timothy J. Perla

60 State Street
Boston, MA 02109
Telephone: 617/526-6000
(fax) 617/526-5000

VON BRIESEN & ROPER, S.C.
JASON FATHALLAH
411 East Wisconsin Avenue, Suite 1000
Milwaukee, WI 53202
Telephone: 414/287-1258
414/238-6668 (fax)

Attorneys for Defendants John G. Kennedy, III, Brian C. Murray, and William S. Urkiel

DATED: March ___, 2019

CROWELL & MORING LLP
MICHAEL W. LIEBERMAN

____
MICHAEL W. LIEBERMAN

1001 Pennsylvania Avenue, NW
Washington, D.C. 20004
Telephone: 202/624-2776
202/628-5116 (fax)

Attorney for Defendant Mark DiBlasi

DATED: March ___, 2019

LOEB & LOEB LLP
ANDREW R. DEVOOGHT

____
ANDREW R. DEVOOGHT

321 N. Clark Street, Suite 2300
Chicago, IL 60654
Telephone: 312/464-3110
312/464-3111 (fax)

MICHAEL G. BONGIORNO

60 State Street
Boston, MA 02109
Telephone: 617/526-6000
(fax) 617/526-5000

VON BRIESEN & ROPER, S.C.
JASON FATHALLAH
411 East Wisconsin Avenue, Suite 1000
Milwaukee, WI 53202
Telephone: 414/287-1258
414/238-6668 (fax)

Attorneys for Defendants John G. Kennedy, III, Brian C. Murray, and William S. Urkiel

DATED: March 28, 2019

CROWELL & MORING LLP
MICHAEL W. LIEBERMAN

MICHAEL W. LIEBERMAN

1001 Pennsylvania Avenue, NW
Washington, D.C. 20004
Telephone: 202/624-2776
202/628-5116 (fax)

Attorney for Defendant Mark DiBlasi

DATED: March ___, 2019

LOEB & LOEB LLP
ANDREW R. DEVOOGHT

ANDREW R. DEVOOGHT

321 N. Clark Street, Suite 2300
Chicago, IL 60654
Telephone: 312/464-3110
312/464-3111 (fax)

MICHAEL G. BONGIORNO

60 State Street
Boston, MA 02109
Telephone: 617/526-6000
(fax) 617/526-5000

VON BRIESEN & ROPER, S.C.
JASON FATHALLAH
411 East Wisconsin Avenue, Suite 1000
Milwaukee, WI 53202
Telephone: 414/287-1258
414/238-6668 (fax)

Attorneys for Defendants John G. Kennedy, III, Brian C. Murray, and William S. Urkiel

DATED: March ___, 2019

CROWELL & MORING LLP
MICHAEL W. LIEBERMAN

MICHAEL W. LIEBERMAN

1001 Pennsylvania Avenue, NW
Washington, D.C. 20004
Telephone: 202/624-2776
202/628-5116 (fax)

Attorney for Defendant Mark DiBlasi

DATED: March 28, 2019

LOEB & LOEB LLP
ANDREW R. DEVOOGHT

Andrew R. DeVooght

ANDREW R. DEVOOGHT

321 N. Clark Street, Suite 2300
Chicago, IL 60654
Telephone: 312/464-3110
312/464-3111 (fax)

LOEB & LOEB LLP
C. LINNA CHEN
345 Park Avenue
New York, NY 10154-0037
Telephone: 212/407-4000
212/407-4990 (fax)

Attorneys for Defendant Peter Armbruster

DATED: March 28, 2019

WHITE & CASE LLP
DOUGLAS BAUMSTEIN

DOUGLAS BAUMSTEIN

1221 Avenue of the Americas
New York, NY 10020-1095
Telephone: 212/819-8586

Attorneys for Defendant Scott Rued

DATED: March 28, 2019

WILLIAMS & CONNOLLY LLP
SARAH O'CONNOR

/s/ Sarah O'Connor
SARAH O'CONNOR

725 Twelfth Street, N.W.
Washington, D.C. 20005
Telephone: 202/434-5000
202/434-5029 (fax)

Attorneys for Defendant Judy Vijums

EXHIBIT A

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF WISCONSIN
MILWAUKEE DIVISION

JESSE KENT, Individually and on Behalf of All Others Similarly Situated, and Derivatively on Behalf of ROADRUNNER TRANSPORTATION SYSTEMS, INC., Plaintiff, vs. CURTIS W. STOELTING, et al., Defendants, – and – ROADRUNNER TRANSPORTATION SYSTEMS, INC., a Delaware corporation, Nominal Defendant.	Civil No. 2:17-cv-00893-PP **(Consolidated)** DERIVATIVE ACTION

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE

EXHIBIT A

1541835_2

WHEREAS, a consolidated derivative action is pending in the Court entitled *Kent v. Stoelting, et al.*, Civil No. 2:17-cv-00893-PP (the "Consolidated Action");

WHEREAS, the Plaintiffs having moved, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the proposed settlement of the Consolidated Action in accordance with a Stipulation of Settlement, dated March 27, 2019 (the "Stipulation" or "Settlement"), which, together with the Exhibits annexed thereto, set forth the terms and conditions for a proposed Settlement and dismissal of the Consolidated Action with prejudice; and (ii) approving the dissemination of the Notice of Proposed Derivative Settlement and Summary Notice of Proposed Derivative Settlement;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, this Court, having considered the Stipulation and the Exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

NOW, THEREFORE, IT IS HEREBY ORDERED:

1. This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Consolidated Action.

2. A hearing (the "Settlement Hearing") shall be held before this Court on _____________, 2019, at ___: _.m., at 517 East Wisconsin Avenue, Milwaukee, WI 53202, to determine whether the Settlement of the Consolidated Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to Roadrunner Transportation Systems, Inc. ("Roadrunner" or the "Company") and its Securities Holders and should be approved by the Court; whether the District Court Approval Order and a Judgment as provided in ¶¶1.7 and 1.12 of the

Stipulation should be entered herein; and whether to award attorneys' fees and expenses to Plaintiffs' Counsel.

3. The Court approves, as to form and content, the Notice of Proposed Derivative Settlement annexed as Exhibit A-1 hereto (the "Long-Form Notice") and the Summary Notice of Proposed Derivative Settlement annexed as Exhibit A-2 hereto (the "Summary Notice"), and finds that the publication of the Long-Form Notice, Summary Notice and Stipulation, substantially in the manner and form set forth in this Order, meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto.

4. Not later than five (5) business days following entry of this Order, Roadrunner shall: (a) cause a copy of the Long-Form Notice, substantially in the form annexed as Exhibit A-1 hereto, and the Stipulation to be filed with the U.S. Securities and Exchange Commission ("SEC") along with an SEC Form 8-K or other appropriate filing; (b) create a link to the SEC filing on the Company's "Investor Relations" page of http://rrts.com/investors, the address of which shall be contained in the Long-Form Notice and Summary Notice; and (c) cause a copy of the Summary Notice, substantially in the form annexed as Exhibit A-2 hereto, to be published once in *The Wall Street Journal*.

5. All costs incurred in the filing, publishing and posting of the Long Form Notice and Summary Notice shall be paid by Roadrunner and Roadrunner shall undertake all administrative responsibility for such filing, publication and posting.

6. Not later than thirty-five (35) calendar days before the Settlement Hearing, Roadrunner's Counsel shall serve on Plaintiffs' Counsel and file with the Court proof, by affidavit or declaration, that it has complied with ¶4 above.

7. All Roadrunner Securities Holders shall be bound by all orders, determinations and judgments of the Court in the Actions concerning the Settlement, whether favorable or unfavorable to Roadrunner Securities Holders.

8. Pending final determination by the Court of whether the Settlement should be approved, this Court preliminarily bars and enjoins Plaintiffs, all other Securities Holders, and the Company, on behalf of themselves, from commencing, instituting, filing, intervening in, participating in (as a nominal defendant or otherwise), receiving any benefit from, or prosecuting any of the Released Claims against any of the Released Persons. All proceedings and discovery in the Consolidated Action shall be stayed except as otherwise provided for in the Stipulation, and no party to the Consolidated Action or any Roadrunner Securities Holder shall file or prosecute any action or proceeding in any court or tribunal relating to the Settlement or asserting any of the Released Claims against the Released Persons.

9. All papers in support of the Settlement and the separately negotiated attorneys' fees and expenses shall be filed with the Court and served on or before __________, 2019, and any reply briefs shall be filed with the Court on or before __________, 2019.

10. Any current Roadrunner Securities Holder may appear and show cause, if he, she or it has any reason why the terms of the Settlement of the Consolidated Action, including the negotiated amount of attorneys' fees and expenses, should not be approved as fair, reasonable and adequate, or why the District Court Approval Order and Judgment should not be entered thereon, provided, however, that, unless otherwise ordered by the Court, no current Roadrunner Securities Holder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the District Court Approval Order and the Judgment to be entered thereon approving the same, unless that Person has, at least twenty-one (21) calendar days before the Settlement Hearing, filed with the Clerk of the Court appropriate proof of Roadrunner stock

ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof. All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court
UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF WISCONSIN
517 East Wisconsin Avenue
Milwaukee, WI 53202

OR by filing them in person at any location of the United States District Court for the Eastern District of Wisconsin. Any current Roadrunner Securities Holder who does not make an objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and to the award of attorneys' fees and expenses to Plaintiffs' Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the District Court Approval Order and the Judgment to be entered and the releases to be given.

11. Any attorney hired by a Securities Holder for the purpose of objecting to the Settlement must file a notice of appearance with the Clerk of the Court no later than twenty-one (21) calendar days before the Settlement Hearing.

12. Plaintiffs' Counsel and Defendants' Counsel are directed to promptly furnish each other with copies of any and all objections that are served upon them or otherwise come into their possession.

13. Neither the Stipulation nor the Settlement, including the Exhibits attached thereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission, or evidence of the validity of any Released Claims or of any fault, wrongdoing or liability of the Released Persons or Roadrunner; or (b) is or may be deemed to be or

may be used as a presumption, admission, or evidence of any liability, fault or omission of any of the Released Persons or Roadrunner in any civil, criminal, administrative or other proceeding in any court, administrative agency, tribunal or other forum. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the District Court Approval Order and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of *res judicata*, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

14. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Roadrunner Securities Holders, and retains exclusive jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Roadrunner Securities Holders.

IT IS SO ORDERED.

DATED: ____________________

____
THE HONORABLE PAMELA PEPPER
UNITED STATES DISTRICT JUDGE

EXHIBIT A-1

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF WISCONSIN
MILWAUKEE DIVISION

JESSE KENT, Individually and on Behalf of All Others Similarly Situated, and Derivatively on Behalf of ROADRUNNER TRANSPORTATION SYSTEMS, INC., Plaintiff, vs. CURTIS W. STOELTING, et al., Defendants, – and – ROADRUNNER TRANSPORTATION SYSTEMS, INC., a Delaware corporation, Nominal Defendant.	Civil No. 2:17-cv-00893-PP **(Consolidated)** DERIVATIVE ACTION

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

EXHIBIT A-1

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF ROADRUNNER TRANSPORTATION SYSTEMS, INC. ("ROADRUNNER" OR THE "COMPANY") AS OF MARCH 27, 2019 (THE "RECORD DATE")

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED DERIVATIVE ACTION (THE "CONSOLIDATED ACTION") AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD ROADRUNNER COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

Notice is hereby provided to you of the proposed settlement (the "Settlement") of this stockholder derivative litigation. This Notice is provided by Order of the United States District Court for the Eastern District of Wisconsin (the "Court"). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a written Stipulation of Settlement dated March 27, 2019 ("Stipulation").[1] A link to the Form 8-K filed with the SEC containing the text of the Stipulation may be found on Roadrunner's website at the Investor Relations page at http://rrts.com/investors.

I. WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the consolidated action styled *Kent v. Stoelting, et al.*, Civil No. 2:17-cv-00893-PP (E.D. Wisc.) (the "Consolidated Action"). Plaintiffs Chester County Employees Retirement Fund and Jesse Kent ("Plaintiffs") (on behalf of themselves

[1] Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

and derivatively on behalf of Roadrunner); defendants Curtis W. Stoelting, Judith A. Vijums, Scott D. Rued, Mark A. DiBlasi, James D. Staley, Christopher L. Doerr, John G. Kennedy, III, Brian C. Murray, William S. Urkiel, Michael P. Ward, Ivor J. Evans, Chad M. Utrup, Scott L. Dobak, Ralph

W. Kittle III, Peter R. Armbruster, Brian J. van Helden, Bret Naggs, and Mark Wogsland (the "Settling Defendants"); and Nominal Party Roadrunner have agreed upon terms to settle the above-referenced litigation. The Stipulation sets forth those settlement terms.

On September 23, 2019, at 11:00 a.m., the Court will hold a hearing (the "Settlement Hearing") in the Consolidated Action. The purpose of the Settlement Hearing is to determine: (i) whether the Settlement is fair, reasonable and adequate, including the separately negotiated amount of attorneys' fees and expenses for Plaintiffs' Counsel, and should be finally approved; (ii) whether a final judgment should be entered and the Consolidated Action dismissed with prejudice pursuant to the Stipulation; and (iii) such other matters as may be necessary or proper under the circumstances.

II. THE ROADRUNNER DERIVATIVE LITIGATION

A. Commencement and Consolidation of the Federal Derivative Actions

On June 28, 2017, Plaintiff Jesse Kent filed a Verified Stockholder Class Action and Derivative Complaint alleging violation of Section 14(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), breach of fiduciary duty, waste of corporate assets, and unjust enrichment and seeking declaratory relief in the United States District Court for the Eastern District of Wisconsin under the caption *Jesse Kent v. Stoelting, et al.*, Case No. 2:17-cv-00893-PP (the "*Kent Action*").

On December 22, 2017, Plaintiff Chester County Employees Retirement Fund filed a Verified Shareholder Derivative Complaint alleging violation of Section 14(a) of the Exchange Act, breach of fiduciary duty, waste of corporate assets and unjust enrichment in the United States

1541838_2

District Court for the Eastern District of Wisconsin under the caption *Chester County Employees Retirement Fund v. Stoelting, et al.*, Case No. 2:17-cv-01788-NJ (the "*Chester County Action*").

The parties to the *Kent* and *Chester County Actions* conferred to organize and streamline the prosecution of the claims asserted on behalf of Roadrunner. Accordingly, on February 23, 2018, the parties filed an Amended Stipulation agreeing to, among other things, consolidate the *Kent* and *Chester County Actions*. The Court issued an Order dated March 21, 2018, consolidating the *Kent* and *Chester County Actions* (the "Consolidated Action"). *See* ECF No. 27.

On March 28, 2018, Consolidated Action Plaintiffs filed a Verified Consolidated Shareholder Derivative Complaint ("Consolidated Complaint") alleging violation of Section 14(a) of the Exchange Act, breach of fiduciary duty, waste of corporate assets, and unjust enrichment. *See* ECF No. 29. The Consolidated Complaint alleges that, from May 2011 through November 2016, defendants caused the Company to violate federal securities laws by disseminating materially false and misleading information concerning Roadrunner's quarterly and annual financial statements in press releases and in each of the Company's filings with the United States Securities and Exchange Commission (the "SEC"). ¶¶2-19; 54-164. According to the Consolidated Complaint, defendants' false and misleading statements regarding the Company's true financial condition were revealed on January 30, 2017, when Roadrunner announced "accounting discrepancies" were discovered at two of its acquired companies and that the Company would restate its financial reports. ¶8. On January 31, 2017, Roadrunner restated its financial results for 2011 through 2015. ¶95. The Company disclosed the restatement in its Amended Form 10-K filed after the market closed on January 30, 2018, and in a press release issued before the market opened on January 31, 2018. Roadrunner's restatement revealed that the Company's net income had been overstated by more than $66.5 million. ¶¶2, 97.

In addition, the Consolidated Complaint alleges that during the relevant period, while Roadrunner stock was artificially inflated due to defendants' breaches of fiduciary duties, certain defendants sold Roadrunner shares for over $184 million. ¶¶188-189. The Consolidated Complaint also alleges that defendants violated Section 14(a), and Rule 14a-9, promulgated thereunder, of the Exchange Act. ¶¶218-222.

Finally, the Consolidated Complaint alleges that a pre-suit demand upon the Board of Directors of Roadrunner (the "Board") is unnecessary because a majority of the directors face a substantial likelihood of liability for knowingly causing the Company to seek profits in violation of the law as described above. ¶¶197-217.

B. Settlement Negotiations

Shortly after filing the Consolidated Complaint, the parties agreed to participate in mediation in an effort to settle the Consolidated Action and related State Derivative Action (as defined in paragraph 1.25 of the Stipulation) (collectively, the "Derivative Actions" as defined in paragraph 1.6 of the Stipulation), as well as a putative class action for securities fraud captioned, *In re Roadrunner Transportation Systems, Inc. Securities Litigation*, No. 2:17-cv-00144-PP (E.D. Wis.) (the "Federal Class Action" as defined in paragraph 1.9 of the Stipulation, and collectively with the Derivative Actions, the "Actions"). On May 7, 2018, the parties participated in a full-day mediation before the Honorable Layn R. Phillips (Ret.) in Newport Beach, California. The mediation involved the parties' extended effort to settle the claims through extensive negotiations and consultation with experienced legal counsel who were fully competent to assess the strengths and weaknesses of their respective clients' claims or defenses. Prior to this mediation, the parties explored in detail with Judge Phillips the strengths and weaknesses of their respective claims and defenses. Throughout the mediation process, the parties also challenged each other's positions regarding the strengths and

weaknesses of their respective claims and defenses before Judge Phillips. While the parties were unable to resolve the Actions during the May 7, 2018 mediation session, settlement talks continued.

From May through October 2018, the parties engaged in numerous telephone calls and correspondence regarding settlement issues but were still unable to resolve the Actions. In a continuing effort to negotiate in good faith, the parties engaged in a second full-day mediation with Judge Phillips on October 22, 2018. The parties were again unable to resolve the litigation but agreed to continue settlement discussions.

Following lengthy, arm's-length negotiations through Judge Phillips, on November 2, 2018, the parties reached an agreement-in-principle to settle the Actions. On November 7, 2018, the parties filed a Joint Motion to Stay Action Pending Finalization of Settlement. ECF No. 56. On November 7, 2018, this Court granted the parties' Joint Motion to Stay pending finalization of the Settlement and ordered the Consolidated Action administratively closed pending the filing of dismissal documents. ECF No. 57.

III. TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available at a link on Roadrunner's website at the Investor Relations page at http://rrts.com/investors.

In connection with the Settlement of the Actions, Roadrunner's insurance carriers shall pay $6.9 million, $4.8 million of which will be paid into an escrow account to be used by the Company to settle the related securities class action (the "Federal Class Action") and $2.1 million of which will be paid to cover Plaintiffs' attorneys' fees and expenses, subject to Court approval, and Roadrunner's Board shall adopt and maintain the corporate governance measures described below.

Roadrunner acknowledges and agrees that the Cash and corporate governance policies set forth below confer substantial benefits upon Roadrunner and its stockholders. Roadrunner also acknowledges that the commencement, prosecution, and settlement of the Actions were material and substantial factors in the Company's decision to use the Cash for the resolution of the Federal Class Action and to adopt, implement, and maintain the corporate governance reforms set forth below.

CORPORATE GOVERNANCE POLICIES

1. Within thirty (30) days after entry of an Order granting final approval of the Settlement by the United States District Court for the Eastern District of Wisconsin, Roadrunner shall implement and maintain the governance changes described below (the "Corporate Governance Reforms"), provided that the obligation to maintain such Corporate Governance Reforms shall terminate as of the earliest to occur of:

(a) the seventh (7th) anniversary of the date of such Order;

(b) other than with respect to paragraphs 2, 3, 5, 6, 9, 10, 13 and 14 below, the first date upon which the Company either:

(i) becomes a "controlled company" as defined in Section 303A of the New York Stock Exchange Listed Company Manual, or

(ii) ceases to have a class of equity securities listed on a national securities exchange; or

(c) the first date on which the Company ceases to have a class of equity securities registered under Section 12 of the Exchange Act.

The Corporate Governance Reforms contemplated herein are intended to be prospective.

Roadrunner acknowledges and agrees that Plaintiffs were a precipitating and material factor in the adoption and implementation of the valuable Corporate Governance Reforms set forth herein.

2. **Shareholder Meeting**. Defendants agree to cause Roadrunner to have a shareholder meeting by no later than December 31, 2018. The meeting was held on December 19, 2018.

3. **Roadrunner Board of Directors ("Board")**.

(a) [INTENTIONALLY OMITTED]

(b) **Chief Compliance Officer**. The Board shall appoint a Chief Compliance Officer. The Chief Compliance Officer shall be responsible for promoting Roadrunner's compliance with applicable accounting rules and regulations related to the integration of acquired Companies and with Roadrunner's Code of Business Conduct and Ethics. The Chief Compliance Officer's duties shall include:

(i) The Chief Compliance Officer shall be responsible for overseeing development of a comprehensive legal compliance and ethics program designed to evaluate, to maintain and, when needed, to correct processes and procedures related to the integration and accounting for Companies acquired by Roadrunner and employees' compliance with the Code of Conduct. The Chief Compliance Officer, the Corporate Controller, and the Chief Audit Executive shall also be responsible for reviewing and suggesting improvements to Roadrunner's existing procedures for receipt, retention and consideration of reports or evidence of violations of applicable federal or state law, accounting rules and regulations, or the Code of Business Conduct and Ethics, in consultation with the Audit Committee.

(ii) The Chief Compliance Officer will chair the Ethics Committee, which will include the Senior Vice-President of Human Resources, the Chief Audit Executive (or such other officers who perform such functions), and the Chief Financial Officer. The Ethics Committee shall be responsible for internal investigations into violations of Roadrunner's policies or applicable laws. When a violation of federal or state law, applicable accounting rules or regulations related to financial reporting and/or the integration of acquired Companies, or the Code of Business Conduct

and Ethics appears to have occurred, the Ethics Committee shall be responsible for determining whether an investigation is necessary.

(iii) If the Ethics Committee determines that an investigation is warranted, it shall notify the Audit Committee of that determination, initiate an investigation, and retain such assistance as the Ethics Committee deems necessary, to conduct the investigation.

(iv) At the conclusion of any investigation the Ethics Committee (in consultation with the Audit Committee) shall:

(1) determine whether a violation has occurred, is ongoing or is about to occur;

(2) recommend (as the Ethics Committee determines to be necessary) that Roadrunner implement appropriate responses to any violation; and

(3) inform the Audit Committee of the results of such investigation and any recommended remedial measures.

(v) In the event the Company is required to pay a fine, penalty or forfeiture as the result of a future government or regulatory action, the Ethics Committee may recommend to the Audit Committee that the Company initiate legal action to recoup all or part of such payment from the responsible employee. The Audit Committee shall decide whether to initiate such legal action.

(vi) The Chief Audit Executive shall make quarterly reports to the Audit Committee and annual reports to the full Board regarding the state of Roadrunner's internal controls and compliance policies, programs, and performance, including but not limited to, Roadrunner's compliance with applicable accounting rules and regulations.

(vii) The Chief Compliance Officer shall be responsible for reviewing every situation in which a Roadrunner employee is adjudicated to have violated a U.S. federal or state

criminal statute in connection with his/her employment by Roadrunner. Presumptively, any employee adjudicated to have violated a U.S. federal or state criminal statute in connection with his/her employment by Roadrunner shall be terminated for cause and receive no severance payments in connection with the termination. If the Chief Compliance Officer determines that such termination is not warranted, he/she shall so recommend to the Audit Committee, which will act upon his/her recommendation in its discretion.

4. **Improvements to the Audit Committee**. The Board shall adopt an updated Charter of the Audit Committee that includes provisions, or shall otherwise provide that:

(a) The Audit Committee shall obtain input from management representatives as necessary to review the accuracy of public disclosures, including, with respect to: (i) accounting policies, including the recognition and calculation of any nonmonetary transactions; (ii) operations, enterprise risks, and compliance matters that may have a material impact on the Company's operational performance, financial health, balance of risk, stability, and liquidity; and (iii) any other material matters required to be disclosed under state and federal securities laws and regulations;

(b) All Company employees shall be required to cooperate with Audit Committee investigations, including, but not limited to, producing all requested documents and participating in interviews. Any failure to cooperate shall be grounds for discipline by the Board, including, but not limited to, termination for cause, in the sole discretion of the Board. This applies to all Company employees, including, but not limited to, the CEO and CFO;

(c) In its oversight capacity, the Audit Committee shall have the responsibility to ensure that the Company (*i.e.*, management) implements and maintains internal controls over accounting and financial reporting and reporting systems and procedures designed to identify instances of fraud and to ensure the integrity, accuracy, completeness, and timeliness of the Company's financial statements and related public filings and disclosures;

(d) The Audit Committee shall receive quarterly reports from the Company's Chief Audit Executive in order to assist the Audit Committee with its oversight responsibilities, including monitoring the Company's compliance with public reporting requirements as well as internal risk assessment and internal reporting, and its oversight of the Company's compliance with applicable laws and regulations, including those relating to public disclosures about the Company's business affairs, financial reporting and risk exposure;

(e) The Audit Committee shall receive annually a report listing all trades in Roadrunner securities engaged in by Section 16 officers during the preceding calendar year;

(f) At least annually, the Committee shall: (i) evaluate the qualifications, performance and independence of the Company's independent auditors, including an evaluation of the lead audit partner; (ii) assure the regular rotation of the lead audit partner at the Company's independent auditors; and (iii) consider regular rotation of the accounting firm serving as the Company's independent auditors. The Audit Committee shall actively engage in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors and should take, or recommend that the Board take, appropriate action to oversee the independence of the auditor;

(g) The Audit Committee shall also report to the Compensation Committee on an annual basis regarding the CEO's and CFO's contribution to Roadrunner's culture of ethics and compliance and their effectiveness and dedication to ensuring the Company's compliance with applicable laws, rules, and regulations; and

(h) The Company shall post the amended Charter of the Audit Committee on its website.

5. **Majority Voting.** The Board shall adopt a majority voting policy, by amending the Charter or Bylaws to make the legal standard for director election a majority of shares voted.

Following this, the Board shall strengthen its policy regarding director election standards to provide for enhanced stockholder rights to be triggered if the Board refuses to accept the resignation of a director from whom holders of a majority of shares have withheld support. The Bylaws shall be amended to provide that following such a refusal by the Board, the holders of 5% of outstanding shares shall have the power to call a special meeting.

6. **Annual Elections.** The Board shall include, and shall submit to the stockholders of the Company for approval (along with a recommendation that the stockholders approve), an amendment to the Company's Charter which requires that all directors shall be elected annually, *i.e.*, that the Board shall be declassified.

7. **Appointment of Lead Independent Director**. If the position of CEO and Chairman are held by the same person, then the Board shall designate one of the independent directors as the "Lead Director."

8. **Lead Director Duties.** In addition to the duties of all Board members, the "Lead Director" shall be responsible for the following functions:

(a) Seeking input from all directors as to the preparation of the agendas for Roadrunner Board and committee meetings.

(b) Advising the Board as to the quality, quantity and timeliness of the flow of information from Roadrunner's management that is necessary for the directors to effectively and responsibly perform their duties.

(c) Developing the agenda for, and moderate executive sessions of, the Board and act as principal liaison between the Board and management on sensitive issues.

(d) Evaluating, along with the members of the Compensation Committee, the CEO's performance and meeting with the CEO to discuss such evaluation.

9. **Compensation Committee Members**. The Board shall amend the Compensation Committee's Charter to require that the Compensation Committee be comprised solely of independent directors.

10. **Director Compensation**. The Board shall adopt a policy providing for the following types and restrictions on director's compensation:

(a) At least one-half of directors' annual fees shall be paid in stock, provided that this amount may be reduced by any restricted stock awards granted to a director. In addition, directors shall be required to maintain ownership of common stock or stock equivalents in the company equal to three (3) times the value of the individual's annual base salary if a company executive or two (2) times the value of the director's annual fees if a non-executive director; provided that, for the avoidance of doubt, any non-executive director who does not receive annual fees shall not be subject to such stock ownership requirements. Such shares may consist of shares owned by the director at the time he or she is elected to the Board, or of shares issued by Roadrunner under any equity stock plan generally applicable to the Board after the individual is elected to the Board. Shares of Roadrunner common stock held by a director and/or his or her spouse shall count toward meeting this stock ownership requirement. All directors serving on the Board as of the date the Court approves the settlement shall have two (2) years from such date to satisfy the foregoing stock ownership requirements. Each director appointed subsequent to Court approval of the settlement shall have three (3) years from such director's date of appointment to satisfy the foregoing stock ownership requirements. No director shall be required to comply with this stock ownership requirement if doing so would cause an undue financial hardship to such director.

(b) Aside from meeting-related expenses such as airfare, hotel accommodations and modest travel/accident insurance, non-executive directors shall receive no other perquisites.

Health, life and other forms of insurance, financial planning, automotive allowances and similar perquisites shall not be provided as benefits to non-executive directors.

(c) Non-executive directors shall not be eligible to receive any change-in-control payments or severance arrangements of any kind.

11. **Director Education.** Each member of the Board shall attend a National Association of Corporate Directors Certified Program or similar program(s) within one year after Court approval of the settlement and every three years thereafter. Newly elected Board members must attend a program within one year of joining the Board.

12. Shareholder Participation

(a) Attendance at Annual Meetings of Stockholders

(i) Absent extraordinary circumstances, each member of the Board shall attend each annual stockholders' meeting in person, and at such meeting stockholders shall have the right to ask questions, both orally and in writing, and receive answers from and engage in discussion with the CEO and members of the Board.

13. Compensation Reforms

(a) Claw-back in the Event of a Restatement

(i) Until the SEC promulgates a rule pursuant to Section 954 of the Dodd-Frank Act that applies to the Company, at which time the Company will modify its claw-back policy to comply with the rule, the Company will agree to modify its current claw-back policy as follows:

(ii) Roadrunner shall modify its employment agreements with its current Chief Executive Officer and its current Chief Financial Officer to provide that the Company shall, within two years following payment of any bonus or other incentive compensation, require reimbursement of all, or a portion of, such compensation paid to each such executive in the event all the following factors are present:

(1) The compensation was predicated upon the achievement of certain financial results that were subsequently the subject of a material and adverse restatement of earnings; and

(2) The executive would have received lower incentive compensation based on the restated financial results.

In the event of a material and adverse restatement, the Board shall conduct a good faith, independent and reasonable investigation of the cause of the restatement. Absent extraordinary circumstances, the Board shall make every effort to recoup the excess incentive compensation paid to the CEO and CFO in the event of a material adverse restatement that was a result of information available to the CEO and CFO in the restatement period. However, based on the results of such investigation, the Board may determine that it is not in Roadrunner's best interests to recoup all, or part of, the excessive incentive compensation paid to the Company's CEO and CFO. Under such circumstances, the Board shall provide justification for the decision not to recoup the excess incentive compensation in its quarterly or annual financial results filed with the United States Securities and Exchange Commission. The Board shall not hire and/or shall terminate any executives who do not agree to such contractual terms.

(b) Insider Trading Controls

(i) The Board shall appoint a management level committee consisting of Roadrunner's CFO and General Counsel, which committee shall be responsible for ensuring compliance with Roadrunner's insider stock trading policy ("Trading Compliance Policy"). The committee will be designated the "Trading Compliance Committee," and shall be responsible for developing (with Board involvement), presenting to the Board for approval, and monitoring and updating (with Board involvement and approval) a comprehensive program designed to ensure compliance with Roadrunner's Trading Compliance Policy.

(ii) The Board shall be responsible for direct oversight of the Trading Compliance Committee and the members of the Board will have direct access to the Trading

Compliance Committee, including the opportunity to meet with the Trading Compliance Committee outside the presence of any other members of management. At least once a year, the non-executive members of the Board shall receive a report from the Trading Compliance Committee.

(iii) Roadrunner shall not buy back stock from any Section 16 officer or any director in the open market or otherwise, except in connection with (X) any acquisition or similar transaction approved by the Board or (Y) the payment of taxes relating to the vesting of restricted stock or (Z) other substantial hardship to the officer or director.

14. Confidential Whistleblower Program

(a) The Board shall require management to adopt written policies protecting whistleblowers, and include such policy on the Company's website. The Company's Whistleblower Policy shall:

(i) encourage interested parties to bring forward ethical and legal violations and/or a reasonable belief that ethical and legal violations have occurred to the Audit Committee, the Chief Compliance Officer, the Chief Audit Executive, or the Ethics Committee, so that action may be taken to resolve the problem. These complaints shall be reviewed by the Audit Committee. Any material complaints the Audit Committee determines that it should take action to resolve shall be reported to the full Board on an annual basis; and

(ii) state that Roadrunner – with the endorsement of the Board and the most senior management of the Company – is serious about adherence to its codes of conduct and that whistle blowing is an important tool in achieving this goal.

(b) The Whistleblower Policy must address each of the following:

(i) executives may be subject to criminal penalties, including imprisonment, for retaliation against whistleblowers;

(ii) whistleblower complaints may be directed to the Audit Committee, the Chief Compliance Officer, the Chief Audit Executive, or the Ethics Committee, and the complaints will be handled by these parties anonymously and in confidence;

(iii) if a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Program just as if he or she directed the complaint to the Audit Committee, the Chief Compliance Officer, the Chief Audit Executive, or the Ethics Committee;

(iv) if an employee is subject to an adverse employment decision as a result of whistle blowing, the employee must file a complaint with the Department of Labor within 90 days of the alleged violation (a failure to report such claims within the 90 day window does not foreclose any other available legal remedy);

(v) in the performance review process, employees may be rewarded for top performance and satisfying the stated values, business standards, and ethical standards of the Company; and

(vi) it is both illegal and against Roadrunner's policy to discharge, demote, suspend, threaten, intimidate, harass or in any manner discriminate against whistleblowers.

(c) The Whistleblower Policy shall reward successful whistleblowers. Towards that end, the minimum award to a whistleblower uncovering corruption, fraud and/or similar unlawful activities at Roadrunner shall be $5,000.

(d) The Company shall provide a Whistleblower Telephone Hotline to assist on matters pertaining to corruption, fraud or similar unlawful activities at Roadrunner, with alternative reporting mechanisms including suggestion boxes or email address.

(e) The Company shall remind employees of whistleblower options and whistleblower protections semi-annually in employee communications and on the Company's intranet.

IV. PLAINTIFFS' COUNSEL'S SEPARATELY NEGOTIATED ATTORNEYS' FEES AND EXPENSES

After negotiating the principal terms of the Settlement, counsel for Plaintiffs and Roadrunner, acting by and through its counsel, with the assistance of the Honorable Layn R. Phillips (Ret.), separately negotiated the attorneys' fees and expenses the Company would pay to Plaintiffs' Counsel based on the substantial benefits conferred upon Roadrunner by the Settlement. In light of the substantial benefits conferred by Plaintiffs' Counsel's efforts, Roadrunner, acting by and through its Board of Directors, has agreed to pay $2,100,000 in attorneys' fees and expenses, subject to Court approval (the "Fee and Expense Amount"). The Fee and Expense Amount includes fees and expenses incurred by Plaintiffs' Counsel in connection with the prosecution and settlement of the Actions. To date, Plaintiffs' Counsel have not received any payments for their efforts on behalf of Roadrunner stockholders. The Fee and Expense Amount will compensate Plaintiffs' Counsel for the results achieved in the litigation.

V. REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Actions, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation and Plaintiffs' Counsel believe that the Settlement is in the best interests of the Settling Parties, Roadrunner and its stockholders.

A. Why Did the Settling Defendants Agree to Settle?

The Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged by the Plaintiffs in the Consolidated Action. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or

any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Consolidated Action. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Roadrunner or its stockholders, or that Plaintiffs, Roadrunner, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Consolidated Action or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Roadrunner and its stockholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty and risks inherent in any litigation, especially in complex cases like the Consolidated Action, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens and uncertainties associated with continued litigation of the claims asserted in the Consolidated Action, (b) finally put to rest those claims and the underlying matters, and (c) confer benefits upon them, including further avoidance of disruption of their businesses and lives due to the pendency and defense of the Consolidated Action. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Consolidated Action, and all of the Settling Parties' disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

B. Why Did Plaintiffs Agree to Settle?

Plaintiffs and Plaintiffs' Counsel believe that the claims asserted in the Consolidated Action have merit. However, Plaintiffs and Plaintiffs' Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Consolidated Action against the Settling Defendants through trial and potential appeals. Plaintiffs and Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such

as the Consolidated Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs' Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Consolidated Action. Based on their evaluation, Plaintiffs and Plaintiffs' Counsel have determined that the Settlement set forth in the Stipulation is in the best interests of Roadrunner and its stockholders.

VI. SETTLEMENT HEARING

On September 23, 2019 at 11:00 a.m., the Court will hold the Settlement Hearing at the United States District Court for the Eastern District of Wisconsin, 517 East Wisconsin Avenue, Milwaukee, WI 53202. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate and thus should be finally approved, whether the separately negotiated Fee and Expense Amount should be approved, and whether the Consolidated Action should be dismissed with prejudice pursuant to the Stipulation.

Pending determination of whether the Settlement should be approved, no Roadrunner stockholder, either directly, representatively, derivatively or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court, administrative agency or other tribunal asserting any of the Released Claims.

VII. RIGHT TO ATTEND SETTLEMENT HEARING

Any current Roadrunner stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. Current Roadrunner stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

VIII. RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

Any current Roadrunner stockholder may appear and show cause, if he, she or it has any reason why the Settlement of the Consolidated Action should not be approved as fair, reasonable and adequate, or why a judgment should not be entered thereon, or why the separately negotiated Fee and Expense Amount should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A. You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, and telephone number;
2. The case name and number (*Kent v. Stoelting, et al.*, Civil No.2:17-cv-00893-PP);
3. Proof of being a Roadrunner stockholder as of the Record Date, March 27, 2019;
4. The date(s) you acquired your Roadrunner shares;
5. A statement of each objection being made;
6. Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and
7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

The Court may not consider any objection that does not substantially comply with these requirements.

B. You Must Timely Deliver Written Objections to the Court

All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court
United States District Court
Eastern District of Wisconsin
517 East Wisconsin Avenue
Milwaukee, WI 53202

OR by filing them in person at any location of the United States District Court for the Eastern District of Wisconsin.

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN September 3, 2019.

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.

IX. HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the Settlement contained in the Stipulation.

You may inspect the Stipulation and other papers in the Consolidated Action at the United States District Clerk's office at any time during regular business hours of each business day. The Clerk's office is located at the United States District Court for the Eastern District of Wisconsin, 517 East Wisconsin Avenue, Milwaukee, WI 53202. However, you must appear in person to inspect these documents. The Clerk's office will not mail copies to you. You may also view and download the Stipulation at http://rrts.com/investors.

If you have any questions about matters in this Notice you may contact by telephone at 1-800-449-4900 or in writing Rick Nelson, c/o Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK'S OFFICE.

DATED:______________, 2019

BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF WISCONSIN

EXHIBIT A-2

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF WISCONSIN
MILWAUKEE DIVISION

JESSE KENT, Individually and on Behalf of All Others Similarly Situated, and Derivatively on Behalf of ROADRUNNER TRANSPORTATION SYSTEMS, INC.,	Civil No. 2:17-cv-00893-PP **(Consolidated)**
Plaintiff,	DERIVATIVE ACTION
vs.	
CURTIS W. STOELTING, et al.,	
Defendants,	
– and –	
ROADRUNNER TRANSPORTATION SYSTEMS, INC., a Delaware corporation,	
Nominal Defendant.	

SUMMARY NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

EXHIBIT A-2

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF ROADRUNNER TRANSPORTATION SYSTEMS, INC. ("ROADRUNNER" OR THE "COMPANY") AS OF MARCH 27, 2019 (THE "RECORD DATE")

PLEASE TAKE NOTICE that the above-captioned consolidated derivative action (the "Consolidated Action") is being settled on the terms set forth in a Stipulation of Settlement, dated March 27, 2019 (the "Stipulation" or "Settlement").[1] Under the terms of the Stipulation, as a part of the proposed Settlement, Roadrunner's director and officer insurance carriers shall pay $6.9 million, of which $4.8 million will be used to resolve the related securities class action and will adopt certain corporate governance enhancements. These reforms are designed to address the claims asserted in the Consolidated Action and enhance Roadrunner's internal controls over accounting, incentive compensation and compliance with applicable laws, rules and regulations regarding financial reporting.

The full Board reviewed the derivative settlement parameters, and exercising its business judgment and mindful of its duties to stockholders, approved the Settlement. The Settling Defendants agree and acknowledge that the $6.9 million payment that will be used to resolve the related securities class action and the corporate governance enhancements confer substantial benefits upon Roadrunner and its stockholders.

In light of the substantial benefits conferred upon Roadrunner by Plaintiffs' Counsel's efforts, the Company, by and through its Board of Directors, in exercising its business judgment, has agreed to pay Plaintiffs' Counsel $2.1 million in attorneys' fees and expenses, subject to Court approval.

---

1 This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the United States District Court for the Eastern District of Wisconsin. A link to the Form 8-K filed with the SEC containing the text of the Stipulation may be found on the Company's website at the Investor Relations page at http://rrts.com/investors. All capitalized terms herein have the same meanings as set forth in the Stipulation.

IF YOU WERE A RECORD OR BENEFICIAL OWNER OF ROADRUNNER COMMON STOCK AS OF MARCH 27, 2019, PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-REFERENCED LITIGATION.

On September 23, 2019, at 11:00 a.m., a hearing (the "Settlement Hearing") will be held at the United States District Court for the Eastern District of Wisconsin, 517 East Wisconsin Avenue, Milwaukee, WI 53202, before the Honorable Pamela Pepper, to determine: (1) whether the terms of the proposed Settlement, including the separately negotiated attorneys' fees and expenses, should be approved as fair, reasonable and adequate; and (2) whether the Consolidated Action should be dismissed on the merits and with prejudice on the terms set forth in the Stipulation.

Any Roadrunner stockholder that objects to the Settlement shall have a right to appear and to be heard at the Settlement Hearing, provided that he, she or it was a stockholder of record or beneficial owner as of March 27, 2019. Any Roadrunner stockholder who satisfies this requirement may enter an appearance through counsel of such stockholder's own choosing and at such stockholder's own expense, or may appear on their own. However, no stockholder of Roadrunner shall be heard at the Settlement Hearing unless, no later than September 3, 2019, such stockholder has filed with the Court, a written notice of objection containing the following information:

1. Your name, legal address, and telephone number;
2. The case name and number (*Kent v. Stoelting, et al.*, Civil No.2:17-cv-00893-PP);
3. Proof of being a Roadrunner stockholder as of the Record Date;
4. The date(s) you acquired your Roadrunner shares;
5. A statement of your position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made;

6. Notice of whether you intend to appear at the Settlement Hearing (this is not required if you have lodged your objection with the Court); and

7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before September 3, 2019.

Any Roadrunner stockholder as of March 27, 2019, who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall be forever foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and/or to the separately negotiated attorneys' fees and expenses to Plaintiffs' Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

Inquiries may be made to Plaintiffs' Counsel: Rick Nelson, c/o Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101; telephone 1-800-449-4900.

PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE

DATED:______________, 2019

BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF WISCONSIN

EXHIBIT B

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF WISCONSIN
MILWAUKEE DIVISION

JESSE KENT, Individually and on Behalf of All Others Similarly Situated, and Derivatively on Behalf of ROADRUNNER TRANSPORTATION SYSTEMS, INC.,	Civil No. 2:17-cv-00893-PP **(Consolidated)**
Plaintiff,	DERIVATIVE ACTION
vs.	
CURTIS W. STOELTING, et al.,	
Defendants,	
– and –	
ROADRUNNER TRANSPORTATION SYSTEMS, INC., a Delaware corporation,	
Nominal Defendant.	

[PROPOSED] ORDER APPROVING DERIVATIVE SETTLEMENT AND ORDER OF DISMISSAL WITH PREJUDICE

EXHIBIT B

This matter came before the Court for hearing pursuant to the Order of this Court, dated , 2019 ("Order"), on Plaintiffs' motion for final approval of the settlement ("Settlement") set forth in the Stipulation of Settlement, dated March 27, 2019 (the "Stipulation"). Due and adequate notice having been given of the Settlement as required in said Order, and the Court having considered all papers filed and proceedings had herein, and otherwise being fully informed in the premises and good cause appearing therefor, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. This District Court Approval Order incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein).

2. This Court has jurisdiction over the subject matter of the Consolidated Action, including all matters necessary to effectuate the Settlement, and over all parties to the Consolidated Action, including, but not limited to, the Plaintiffs, Roadrunner Transportation Systems, Inc. ("Roadrunner"), current Roadrunner Securities Holders, and the Settling Defendants.

3. The Court finds that the notice provided to Roadrunner stockholders was the best notice practicable under the circumstances of these proceedings and of the matters set forth therein, including the Settlement set forth in the Stipulation, to all Persons entitled to such notice. The notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and due process.

4. The Consolidated Action and all claims contained therein, as well as all the Released Claims, are dismissed with prejudice. As among Plaintiffs, the Settling Defendants and Roadrunner, the parties are to bear their own costs, except as otherwise provided in the Stipulation.

5. The Court finds that the terms of the Stipulation and Settlement are fair, reasonable and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and

Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

6. Plaintiffs (acting on their own behalf and derivatively on behalf of Roadrunner and its stockholders), Roadrunner, and all other Securities Holders (acting on their own behalf and derivatively on behalf of Roadrunner), for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived and discharged and dismissed with prejudice each and every one of the Released Claims against the Released Persons. For the avoidance of doubt, the release described in this paragraph shall cover all claims in the State Derivative Action.

7. Plaintiffs (acting on their own behalf and derivatively on behalf of Roadrunner and its stockholders), Roadrunner and any Person acting on behalf of Roadrunner, and all other Securities Holders, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, are hereby forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons. For the avoidance of doubt, this injunction covers the State Derivative Action. This Court shall retain the sole and exclusive authority to interpret and enforce the injunction set forth in this paragraph. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

8. Each of the Released Persons, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, are hereby deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived and discharged each and all of the Plaintiffs and Plaintiffs' Counsel and all current Roadrunner stockholders (solely in their capacity as Roadrunner stockholders) from all

claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Consolidated Action or the Released Claims.

9. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

10. The Court hereby approves the Fee and Expense Amount in accordance with the Stipulation and finds that such fee is fair and reasonable in light of the substantial benefits conferred upon Roadrunner by the Settlement.

11. Neither the Stipulation nor the Settlement, including the Exhibits attached thereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempt to be offered or used in any way as a concession, admission, or evidence of the validity of any Released Claims or of any fault, wrongdoing or liability of the Released Persons or Roadrunner; or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence of any liability, fault or omission of any of the Released Persons or Roadrunner in any civil, criminal, administrative or other proceeding in any court, administrative agency, tribunal or other forum. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement and Stipulation, and except that the Released Persons may file or use the Stipulation, the District Court Approval Order and/or the Judgment in any action in order to support a claim, defense or counterclaim based on principles of *res judicata*, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

12. During the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and all other similar laws relating to the institution, prosecution, defense of, or settlement of the Actions.

13. Without affecting the finality of this District Court Approval Order and the Judgment in any way, this Court hereby retains continuing and exclusive jurisdiction over the Consolidated Action and the parties to the Stipulation to enter any further orders as may be necessary to effectuate, implement and enforce the Stipulation and the Settlement provided for therein and the provisions of this District Court Approval Order.

14. This District Court Approval Order and the Judgment is a final and appealable resolution of the Consolidated Action as to all claims and the Court directs immediate entry of the Judgment forthwith by the Clerk in accordance with Rule 58, Federal Rules of Civil Procedure, dismissing the Consolidated Action with prejudice.

IT IS SO ORDERED.

DATED: ______________________

____
THE HONORABLE PAMELA PEPPER
UNITED STATES DISTRICT JUDGE

EXHIBIT C

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF WISCONSIN
MILWAUKEE DIVISION

JESSE KENT, Individually and on Behalf of All Others Similarly Situated, and Derivatively on Behalf of ROADRUNNER TRANSPORTATION SYSTEMS, INC., Plaintiff, vs. CURTIS W. STOELTING, et al., Defendants, – and – ROADRUNNER TRANSPORTATION SYSTEMS, INC., a Delaware corporation, Nominal Defendant.	Civil No. 2:17-cv-00893-PP **(Consolidated)** DERIVATIVE ACTION

[PROPOSED] JUDGMENT

EXHIBIT C

Plaintiffs, having moved for final approval of the settlement set forth in the Stipulation of Settlement, dated March 27, 2019, and the matter having come before the Honorable Pamela Pepper, United States District Judge, and the Court, on_____________, 2019, having issued its Order Approving Derivative Settlement and Order of Dismissal with Prejudice, and having directed the Clerk of the Court to enter judgment, it is

ORDERED, ADJUDGED AND DECREED:

1. This Judgment incorporates by reference the Court's Order Approving Derivative Settlement and Order of Dismissal with Prejudice dated_____________, 2019; and

2. That for the reasons stated in, and pursuant to the terms set forth in, the Court's Order Approving Derivative Settlement and Order of Dismissal with Prejudice dated_______________, 2019, Plaintiffs' Motion for Final Approval of Derivative Settlement is granted; accordingly, this case, and all related cases, are closed.

Dated: Milwaukee, Wisconsin By:

, 2019 ____
Clerk of the Court

1541877_1